                                 ACE*COMM


                                AMENDMENT TO
                     MASTER SUPPORT AGREEMENT, SYSTEMS
                      ACQUISITION AGREEMENT, AND DATA
                       PROCESSING SERVICES AGREEMENT


     THIS AGREEMENT ("Amendment") is entered into effective as of September 20, 1999, by and between Logix Communications Corporation ("CUSTOMER") with offices at 3555 N.W. 58th Street, Oklahoma City, Oklahoma 73112 and ACE*COMM CORPORATION, a Maryland corporation ("ACE*COMM") with offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878.

     WHEREAS, the parties previously entered into a Master Support Agreement, dated as of June 23, 1998, a Systems Acquisition Agreement, dated as of June 30, 1998, and a Data Processing Services Agreement, dated June 30, 1998, as currently in effect (the "Agreements").

     WHEREAS, the parties entered into a Memorandum of Understanding, dated as of July 30, 1999 ("Memorandum of Understanding"), in order to come to an agreement for plans to proceed with certain work to automate certain processes for the CUSTOMER while terminating or changing certain other portions of CUSTOMER's project; and

     WHEREAS, it is the goal and intention of both CUSTOMER and ACE*COMM to meet the billing and operations support system requirements of CUSTOMER for its subscribers and move the Pro*Vision product to the next level of functionality and architecture; and

     WHEREAS, one short term goal of both CUSTOMER and ACE*COMM is to produce accurate invoices for CUSTOMER's Macrologics customers with the first mailing in November, 1999;

     NOW THEREFORE, in consideration of the foregoing, the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. This Amendment supercedes the Memorandum of Understanding. Logix and ACE*COMM hereby confirm that, except as modified by this Amendment, all of the remaining obligations under the Master Support Agreement, Data Processing Services Agreement and Systems Acquisition Agreement remain in full force and effect, without any diminution, and unconditionally and irrevocably agree to be bound by all of the terms, provisions, covenants and conditions contained therein. This Amendment shall not be deemed to novation; except as specifically set forth herein and shall not limit, reduce or otherwise affect Logix's or ACE*COMM's obligations as set forth in the Documents, and does not constitute a waiver of ACE*COMM's or Logix's rights or remedies set forth herein. Any claims or causes of action which CUSTOMER has or may have against ACE*COMM shall be unaffected by this

                                    ACE*COMM


Amendment and any amounts otherwise due or which become due are unaffected by this Amendment. The parties will enter into a Maintenance Agreement supplement to the Master Support Agreement to take effect at the time that the warranty period expires as provided in paragraph 4(a).

     2.  As used herein the following terms shall have the meanings given:

DCA - a set of customer accounts of CUSTOMER which have been migrated to ACE*COMM.

Macrologix - a set of customer accounts of CUSTOMER which have historically been billed through an outside vendor and which will be migrated to ACE*COMM.

Major Alarm - as defined in Article I of the System Acquisition Agreement.

Minor Alarm - as defined in Article I of the System Acquisition Agreement.

     3.  Data Processing Services Agreement.

     a) The Data Processing Services Agreement will continue in effect until the time that CUSTOMER has successfully redeployed CUSTOMER's equipment. ACE*COMM will continue to work on completing the conversion of DCA and Macrologics accounts to Pro*Vision in Gaithersburg. The CUSTOMER equipment at ACE*COMM will be re-deployed by the CUSTOMER at some point in the future, and the Data Processing Services Agreement will be cancelled at that time. CUSTOMER will operate the billing system for its customers after redeployment of the database to the CUSTOMER facility and after training by ACE*COMM personnel. ACE*COMM will recommend the hardware configuration and CUSTOMER will supply the necessary hardware to process subscriber data at a CUSTOMER facility.

     b) CUSTOMER will pay the contracted CDR processing rates for all billing services as specified on page 15 and 16 of document T98.JMT.0837 dated 6/1/98 until completion of redeployment of CUSTOMER's equipment to a CUSTOMER facility. CUSTOMER shall not be liable for the Termination Fee or Migration Fee under the Data Processing Services Agreement however, CUSTOMER agrees to pay for engineering and support services as may be requested by CUSTOMER, which shall be charged on a time and expense basis in accordance with the existing working arrangement between the parties and Attachment B to the System Acquisition Agreement.

     4.  System Acquisition Agreement and Master Support Agreement.

     a) CUSTOMER agrees that the warranty period commenced on December 31, 1998 and will end December 31, 1999. Maintenance fees will be in effect January 1, 2000 and will be renewable every year thereafter should CUSTOMER so choose.

     b) ACE*COMM will provide maintenance support on a 7 day a week, 24 hour per day basis, with a 4 hour response time on Emergency and Major Alarms. Maintenance Support

                                    ACE*COMM


response for Minor Alarms will be provided by the end of the next "normal business day". Normal business hours are defined as 8:30 a.m. through 5:00 p.m. East Coast Time Monday through Friday excluding ACE*COMM holidays.

     c) Status will be provided by ACE*COMM to CUSTOMER every 4 hours on every open Emergency trouble ticket. Such status may be provided via telephone, fax, or email at Ace*COMM's sole choice. Logix shall provide one telephone number, fax number and email address to which ACE*COMM will provide the status.

     d) ACE*COMM will provide CUSTOMER a Customer Guide which clearly delineates all trouble reporting processes to include Phone Numbers, Names, and Escalation List for all maintenance trouble reporting fifteen (15) days after this agreement is executed by both parties.

     e) The above specified services shall be provided at the rate of 18% as specified in the System Acquisition Agreement.

     5.  Pro*Vision, CANS and N*Vision

     a) CUSTOMER is authorized to use Pro*Vision, CANS and N*Vision at two sites without paying two license fees: one used in ACE*COMM's Data Processing Services Center, and one used at a single site at a CUSTOMER premises location until all processing is consolidated at a CUSTOMER site. ACE*COMM will work with Oracle to attempt to get Oracle's approval to allow for the transition at no cost, however, if a cost is incurred, such cost will be paid by CUSTOMER. All licensing terms, conditions, and pricing remain as stated in the System Acquisition Agreement.

     b) ACE*COMM will assign appropriate personnel with expert knowledge of Pro*Vision and CANS products, to teach CUSTOMER personnel to administer the system and to help load data into the system. These individuals will work in Houston to specify software changes necessary to meet the automation requirements of the CUSTOMER. ACE*COMM will supply an N*Vision person in Houston later in the project. ACE*COMM and CUSTOMER will determine the actual staffing level necessary for the software development aspects of the project and ACE*COMM shall provide necessary staffing. Staffing levels will be determined based on the number and complexity of requirements delivered by the joint CUSTOMER-ACE*COMM analysis team.

     c) CUSTOMER will assign a Program Manager to manage the overall project and coordinate the tasks assigned to both ACE*COMM and CUSTOMER.

     d) CUSTOMER will assign appropriate resources to the project on a full-time basis.

     e) Additional computing platforms will be installed in a CUSTOMER facility sufficient to run the software.

     f) A Project Plan will be developed to guide the efforts and staffing levels by both parties.

                                    ACE*COMM


     g) ACE*COMM and CUSTOMER management will conduct a conference call every two weeks to review progress against the milestone schedule included in the project plan. ACE*COMM and CUSTOMER executive management will meet formally every six months to plan future activities and goals. These calls and meetings will be scheduled by mutual agreement.

     h) ACE*COMM source code software development will take place in ACE*COMM facilities and may also take place in CUSTOMER facility depending upon how source code is licensed.

     i) CUSTOMER will be permitted to view the source code and documentation in the presence of an ACE*COMM engineer and on a controlled basis at no charge to the CUSTOMER, other than time and materials cost of the engineer. If CUSTOMER requires additional access to the Pro*Vision source code or documentation, then a license fee will be established. In the event that a license to the source code is purchased, CUSTOMER will be provided copies of all relevant system engineering documentation (architectural diagrams/descriptions, design documents, information models, etc. then in use by ACE*COMM personnel in conjunction with maintenance and enhancement of the source code). CUSTOMER will restrict access to this information and the source code to CUSTOMER employees and contractors with a need to know and who have signed nondisclosure agreements. Such license will not constitute a license to redistribute, sublicense, lease, rent or provide services using the software to any third party. No access to N*Vision or CANS source code will be provided.

     j) ACE*COMM will manage a copy of the software for the project, separately from any copy that is used to make modifications for other ACE*COMM customers. ACE*COMM shall have right, title and interest to all Software CUSTOMER shall have the right to use.

     k) ACE*COMM and CUSTOMER will jointly develop a change control methodology that will be used for the project. This methodology will be in place by October 15, 1999.

     6.  Additional payments by CUSTOMER.

     a) Logix will spend with ACE*COMM a minimum of $1M for software product enhancements to Pro*Vision in equal monthly increments over the next twelve months. These dollars will be credited to Logix and spent on specific enhancements only after formal approval by Logix. Enhancements are defined as development effort and professional services in support of those efforts namely; design, coding, integration, testing and documentation. ACE*COMM will provide monthly accounting statements which reflect how each credit dollar has been spent and the overall account balance. Unless the authorized spending rate is increased by Logix and staffed by ACE*COMM, then ACE*COMM will provide development staffing and Logix shall pay for ACE*COMM's development staffing at the rate of one twelfth of the total $1M for each month from October 1, 1999 through September 30, 2000.

                                    ACE*COMM


     b) CUSTOMER will pay for the shipping and reinstallation for equipment to be re-deployed.

     c) All additional features and system enhancements funded by CUSTOMER may be offered by ACE*COMM to existing and future ACE*COMM customers.

     d) Except as specifically stated in this Amendment, CUSTOMER shall give no obligation to make any payments to ACE*COMM under the Data Processing Services Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment.


CUSTOMER                                      ACE*COMM CORPORATION



/s/ William Hoffman                           /s/ S. Joseph Dorr
-------------------------------               -------------------------------
Signature                                     Signature


William Hoffman                               S. Joseph Dorr
-------------------------------               -------------------------------
Print Name                                    Print Name


President, Logix Communications               Vice President
-------------------------------               -------------------------------
Title                                         Title


10/22/99                                      10/27/99
--------------------------                    -------------------------------
Date                                          Date






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